UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 12, 2004

                        GREEN POWER ENERGY HOLDINGS CORP.
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             (Exact name of registrant as specified in its charter)

                        GREEN POWER ENERGY HOLDINGS CORP.
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             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-65768                 76-0672297
(State or other jurisdiction of      (Commission File          (IRS Employer
 incorporation or organization)          Number)             Identification No.)

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           130 N. Front Street
       Wilmington, North Carolina                                 28401
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (910) 254-1490
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                ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Green Power Kenansville LLC, a controlled subsidiary of registrant, received a Notice of Default and a Notice of Acceleration, dated July 23, 2004 and August, 2, 2004, respectively, from United Capital, a division of Hudson United Bank with respect to its Term Loan Agreement dated February 3, 2004 (the "Loan Agreement"). As a result of the alleged defaults and the corresponding Notice of Acceleration, the lender is demanding immediate payment of approximately $10,600,000 representing the principal and interest currently due lender and payable to the lender under the terms of the Loan Agreement. The indebtedness is secured by a first security lien on all of the assets of Green Power Kenansville LLC and the failure of the borrower to satisfy its obligation under the indebtedness would result in a foreclosure by the lender on its security.

         On August 10, 2004, the lender advised that it will institute legal proceedings after August 19, 2004 to collect the debt and costs of collection if the outstanding balance were not paid by the borrower on that date.

         Also on August 10, the registrant was advised by Brian Morrison, Vice President and Chief Financial Officer, that he resigned effective that date. Based on a review of Mr. Morrison's resignation letter, his resignation was not the result of any differences with management.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                               GREEN POWER ENERGY HOLDINGS CORP.







                                               By:  /s/ Wayne Coverdale
                                                  ------------------------------
                                                  Wayne Coverdale
                                                  Chief Executive Officer

DATED:  August 12, 2004